Exhibit 21.1

CHINA XD PLASTICS COMPANY LIMITED
List of Subsidiaries

Name	Jurisdiction of Incorporation
Favor Sea Limited	British Virgin Islands
Xinda Holding (HK) Company Limited	Hong Kong
Xinda Holding (HK) US Sub Inc	New York, United States of America
China XD Plastic Company Limited Harbin Representative Branch	People’s Republic of China
Favor Sea (US) Inc	New York, United States of America
HK Engineering Plastics Company Limited Harbin Branch	People’s Republic of China
Heilongjiang Xinda Enterprise Group Company Limited	People’s Republic of China
Harbin Xinda Macromolecule Material Co., Ltd.	People’s Republic of China
Harbin Xinda Plastics Composite Material Company Limited	People’s Republic of China
Heilongjiang Xinda Enterprise Group Macromolecule Material Research Center Company Limited	People’s Republic of China
Harbin Xinda Plastics New Material Company Limited	People’s Republic of China
Heilongjiang Xinda Software Development Company Limited	People’s Republic of China
Haikou Xinda Plastics New Materials Company Limited	People’s Republic of China
Haikou Xinda Plastics New Materials Enterprise Technical Center Company Limited	People’s Republic of China
Haikou Xinda Software Development Company Limited	People’s Republic of China
Harbin Xinda Plastics Material Research Center Company Limited	People’s Republic of China
Harbin Xinda Macromolecule Materials Testing Technical Co., Ltd	People’s Republic of China
Heilongjiang Xinda Enterprise Meiyuan Training Center Company Limited	People’s Republic of China
Heilongjiang Xinda Enterprise Group Technology Center Company Limited	People’s Republic of China